Exhibit 13.2

CFO Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report on Form 20-F/A of Aluminum Corporation of China Limited (the "Company") for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof, LIU Caiming, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The annual report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/LIU Caiming
Name: LIU Caiming
Title: Chief Financial Officer
Date: April 8, 2011